Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

SPONSOR SUPPORT AGREEMENT, dated as of February 6, 2024 (this “Agreement”), by and among Perception Capital Corp. III, an exempted company incorporated under the Laws of the Cayman Islands (“PC3”), Perception Capital Partners IIIA LLC, a Delaware limited liability company (“Sponsor”), and RBio Energy Corporation, a Delaware corporation (the “Company”).

WHEREAS, PC3, RBio Energy Holdings Corp., a Delaware corporation (“NewPubco”), Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco (“Merger Sub”) and the Company propose to enter into, simultaneously herewith, a business combination agreement in the form attached hereto as Exhibit A (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), pursuant to which, among other things, upon the terms and subject to the conditions thereof, (i) pursuant to the Share Exchange, the Company’s stockholders (whether one or more) will exchange all of their respective shares of Company Common Stock for shares of NewPubco Common Stock, as a result of which the Company will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will be merged with and into PC3 (the “Merger”), with PC3 surviving the Merger as a wholly-owned subsidiary of NewPubco;

WHEREAS, as of the date hereof, Sponsor owns of record 2,107,615 shares of PC3 Class B Ordinary Shares, as reflected in Pro Forma Cap Table attached as Exhibit A to the BCA (such PC3 Class B Ordinary Shares, together with any other share of PC3 Class B Ordinary Shares of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, as of the date hereof, Sponsor owns of record 4,392,123 PC3 Private Placement Warrants, as reflected in Pro Forma Cap Table attached as Exhibit A to the BCA (such PC3 Private Placement Warrants and the Shares, collectively being referred to herein as the “Subject Securities”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 9, Sponsor agrees that, at the PC3 Shareholders’ Meeting pursuant to Section 7.02(a) of the BCA, Sponsor shall vote, or cause to be voted at such meeting, all of its Shares, (a) in favor of the approval and adoption of the PC3 Proposals, (b) against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PC3 under the BCA, or that would reasonably be expected to delay the consummation of the Transactions, increase the likelihood of the failure of the consummation of the Transactions or result in the failure of the Transactions from being consummated, and (c) except to the extent contemplated by the BCA or expressly agreed to by the Company and PC3 in writing in advance, against, and shall use reasonable best efforts to cause the PC3 Shareholders to vote against, any amendment to the PC3 articles or any changes to the capital structure and capitalization of PC3, including, without limitation, any (x) issuance of equity or debt securities or incurrence of indebtedness for borrowed money, and (y) changes to the exercise price or other terms of the PC3 Warrants. In addition, PC3 agrees not to undertake or effect any of the actions listed in subsection (c) of this Section 1 which Sponsor is required thereby to vote against. Sponsor acknowledges receipt and review of a copy of the BCA.

2. No Transfer of Shares. Subject to the earlier termination of this Agreement in accordance with Section 9, Sponsor agrees that it shall not, except as otherwise contemplated by this Agreement, directly or indirectly, (a) sell, assign, transfer (including by operation of Law), gift, convey, Lien, pledge, dispose of or otherwise encumber any of the Shares or grant any security interest in, or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer of the Shares pursuant to the BCA or to another shareholder of PC3 and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law), or other disposition of any of the Shares; provided, that, the foregoing shall not prohibit the transfer of the Shares by Sponsor to an affiliate thereof, but only if such affiliate shall execute this Agreement or a joinder agreeing to become a party to this Agreement with rights and obligation substantially equivalent to those of Sponsor. This Section 2 shall be void and of no force and effect if the BCA shall be terminated or the Closing shall not occur for any reason.

3. Waiver of Redemption Rights. Sponsor agrees (a) not to demand that PC3 redeems the Shares in connection with the Transactions, and (b) not to otherwise participate in any such redemption by tendering or submitting any of the Shares for redemption.

4. Waiver of Anti-Dilution Rights. Sponsor hereby waives the provisions set forth in Article 14 of the PC3 Articles relating to the adjustment of the Initial Conversion Ratio (as defined in the PC3 Articles), and any and all other anti-dilution rights, in connection with the Transactions with respect to each share of PC3 Class B Ordinary Shares held as of the date hereof.

5. No Solicitation. Section 7.04 of the BCA shall apply mutatis mutandis to Sponsor.

6. PC3 Transaction Expenses. Sponsor will use commercially reasonable efforts to (a) keep the PC3 Transaction Expenses reduced as much as possible and (b) potentially have PC3’s advisors take a portion of fees in shares of NewPubco Common Stock.

7. Private Placement Warrants Forfeiture. At the Closing and upon the written notice of the Company, which such notice shall be provided by the Company to PC3 and Sponsor at least two (2) Business Days prior to the Closing Date, Sponsor shall forfeit, or cause to be forfeited, up to all of the PC3 Private Placement Warrants, as determined by the Company in its the sole discretion, with such forfeiture effected pursuant to documentation satisfactory to the Company in form and substance. Thereafter, in connection with any Potential Financing, Sponsor shall cause PC3 to issue new warrants exercisable at the same price per share for up to the number of PC3 Ordinary Shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as the Company may direct in writing in its discretion prior to the Closing. For the avoidance of doubt, the PC3 Private Placement Warrants held by PFTA shall not be forfeited pursuant to this Section 7. This Section 7 shall be void and of no force and effect if the BCA shall be terminated or the Closing shall not occur for any reason.

8. Representations and Warranties. Sponsor represents and warrants to NewPubco and the Company as follows:

(a) The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Subject Securities (other than under this Agreement, the BCA and other Transaction Documents), or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s governing documents.

(b) As of the date of this Agreement, Sponsor owns exclusively of record and has good and valid title to the Subject Securities free and clear of any security interest, Lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities Laws and (iii) the PC3 Organizational Documents. As of the date of this Agreement, Sponsor has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver the Subject Securities, and Sponsor does not own, directly or indirectly, any other PC3 Ordinary Shares or PC3 Warrants.

(c) Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Sponsor.

9. Termination. This Agreement and the obligations of the parties under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time, (b) the termination of the BCA in accordance with its terms, or (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

10. Miscellaneous.

(a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a party as shall be specified in a notice given in accordance with this Section 10(a)):

If to PC3 prior to, or on the Closing Date, or Sponsor, to:

Perception Capital Corp. III

3109 W 50th St, #207

Minneapolis, MN 55410

Attention:	Rick Gaenzle
Email:	rgaenzle@gilbertglobal.com

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention:	Alan I. Annex
Jason Simon
Adam Namoury
Email:	alan.annex@gtlaw.com
jason.simon@gtlaw.com
adam.namoury@gtlaw.com

If to the Company, to:

RBio Energy Corporation

2100 Westport Road,

Aberdeen, WA 98520

Attention: Richard James Bassett

Email:	richard@charlestowninvestments.com

(b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c) This Agreement, the BCA and the Ancillary Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party hereto without the prior express written consent of the other parties hereto.

(d) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties hereto.

(f) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to conflict of laws principles. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf transmission)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by PC3, NewPubco, Merger Sub and the Company.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 10(k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PERCEPTION CAPITAL PARTNERS IIIA LLC

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Managing Partner of Macabel Holdings, sole member of Sponsor

[Signature page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PERCEPTION CAPITAL CORP. III

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Chief Executive Officer

[Signature page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RBIO ENERGY CORPORATION

By:	/s/ Richard James Bassett
Name:	Richard James Bassett
Title:	Chief Executive Officer

[Signature page to Sponsor Support Agreement]

EXHIBIT A

BUSINESS COMBINATION AGREEMENT

A-1